                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C, 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) June 30, 1998

                         Commission File Number 0-14973

                                   UNICO, INC.
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             (Exact name of registrant as specified in its charter)

               New Mexico                              85-0270072
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     (State or other jurisdiction of                 (I.R.S Employer
     incorporation or organization)                Identification No.)

48507 Milmont Drive, Suite B, Fremont, California         94583
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 (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (510) 668-4990

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

      (a) With respect to the transaction described in Item 2 of this report, there has been a change in control of the Registrant represented by 5,476,200 new common shares issued by the Registrant.

            In conjunction with the transaction, there were certain changes to the Registrants Board of Directors. William N. Hagler ("Hagler"), Chairman of the Board, President and CEO of the Registrant has resigned but as described in Item 2 will continue to serve as Executive Vice President for a limited time and a limited purpose. Rick, L. Hurt ("Hurt"), Secretary, Treasurer and a director has resigned as a director, Secretary and Treasurer but as described in
            Item 2 will continue to serve as Assistant Secretary of the Registrant for a limited time and a limited purpose. Mr. William J. Hickey and Mr. Joe G. Watson, independent directors also resigned. Prior to his resignation, Rick Hurt, as the last remaining director, appointed Dr. Roger Sykes, Mr. Augustine Fung as independent directors, and Mr. Wing Po Szeto an officer of Starlicon International Corporation. Dr. Sykes and Mr. Fung have been appointed to serve as independent members of the Audit and Compensation Committees. Additionally, after closing, the Board appointed John Hwang as a Director and President.

      (b) Beneficial owners of more than 5% of the outstanding common stock of the Registrant, after giving effect to the transactions described in
            Item 2 of this report, are as follows:

Name and Address                   Amount and                      Percentage
      of                            Nature of                          of
Beneficial Owner              Beneficial Ownership                Ownership(1)
----------------              --------------------                ------------
Jin Lee Lim                367,740 shares common                       5.14%
15 N. Laurel Ave.          385 shares preferred
Iselin, NJ 08830           Of record and beneficially

Carol Maurer               367,740 shares common                       5.14%
264 S. La Cienega Blvd.    385 shares preferred
Beverly Hills, CA 90221    of record and beneficially(3)

William N. Hagler          560,397 shares common,                      7.84%
603 Merino Kraal           of record and beneficially
Farmington, NM 87401

John Hwang                 697,500 shares common                       9.75%
45541 Claret Court         710 shares preferred.,
Fremont CA 94539           of record and beneficially

Kelvin Li                  697,500 shares common                       9.75%
1803 Napa Court            710 shares preferred,
Fremont, CA 94539          of record and beneficially

Maurer Trust               697,500 shares common,                      9.75%
264 S. La Cienega Blvd.    710 shares preferred,
Beverly Hills, CA 90221    of record and beneficially(3)

Ike Suri                   1,245,119 shares common                    17.42%
1601 N. Sepulveda Blvd.    710 shares preferred.
Suite 243                  of record and beneficially(2)
Manhattan Beach, CA
90266

(1) Percentage of ownership based on voting rights associated with a 7,149,428 (excluding 3,699 held by Registrant for resale) common shares and 5,474 Series A Preferred shares issued and outstanding after giving effect to the transaction described in Item 2 of this report and assuming a purchase price for the transaction described in Item 2 of $4,380,884.


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

(2) Holdings attributed to Mr. Suri consist of shares issued to two Company's of which Mr. Suri is the owner or holds a controlling interest. Shares issued to the two entities include 697,500 common shares and 710 Series A Preferred shares to Corinthian Partners, and 547,619 common shares to Azemuth, Inc. Both companies report the same address as that shown for Mr. Suri.

(3) Carol Maurer is the Trustee of the Maurer Trust.

ITEM 2. ACQUISITION OF ASSETS

      (a) On February 21, 1998 the Registrant entered into a Stock Purchase Agreement ("the Agreement") with Starlicon Group, Inc. ("SGI") to acquire 100% of the outstanding stock of privately held Starlicon International Corporation ("SI"). Based in Fremont, California, SI markets computer peripherals under the Paradise brand name as well as certain generic computer components. The effective date of the transaction was to have been November 30, 1997.

            A preliminary audit of SI's books as of November 30, 1997 revealed that SI failed to meet certain financial criteria. As a result, Registrant notified SGI and SI on May 20, 1998 of its unilateral rescission of the transaction. In addition, on May 21, 1998, Registrant filed a Complaint in the United States District Court for the Central District of California entitled Unico, Inc. v. Starlicon Group, Inc., Starlicon International Corporation, et al., Case No. CV 98-3990 DT (Shx), seeking the Court's confirmation of Registrant's unilateral rescission.

            Pursuant to subsequent negotiations which led to a Novation Agreement, SGI has agreed to certain modifications to the terms of the original transaction and the Registrant has agreed to withdraw its Complaint.

            Under terms of the Novation Agreement, Unico issued 5,476,200 shares of $0.20 par value restricted Common Stock and 5,474 shares of Series A Convertible Preferred Stock to the shareholders


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
            of SGI in exchange for 100% of the outstanding stock of SI. Each share of Preferred stock is convertible to 1,000 shares of Common Stock in stages through August 1, 1999 and will have voting rights on all matters submitted to shareholders equal to 1 vote per preferred share. In addition, at any time subsequent to May 31, 1999 where the bid price of the Registrants common stock exceeds $5.50 for 30 consecutive days, the Registrant may, at its option and upon 60 days notice, cancel the conversion rights of the Preferred Stock. The Series A Preferred stock provides for a non-cumulative dividend, if such is declared by the Board of Directors of the Registrant, and such dividend shall not exceed 6% per annum of the $400.00 par value. The Series A Preferred Stock, has both dividend and liquidation preference over the Common Stock of the Registrant.

            The effective date of the transaction will be June 1, 1998. While most documents necessary to effectuate the closing of the transaction were executed and delivered on June 26, 1998, certain necessary documents were not executed and delivered until June 30, 1998 and, therefore, the actual Closing occurred on June 30, 1998.

            As part of the Novation Agreement, all of Unico's assets not currently owned by Intermountain Refining Co., Inc. ("IRC"), Unico's wholly-owned subsidiary, will be transferred to IRC in satisfaction of certain inter-company obligations and as a contribution to IRC's capital. IRC will be operated and managed at the sole discretion of IRC's present management with a nominee holding Unico's proxy to vote IRC's shares. For the purposes of accomplishing the transfer of assets to IRC, certain member of Unico's former management has been appointed to new management posts. Hagler has been appointed Executive Vice President and Hurt has been appointed Assistant Secretary. Upon the completed transfer of the assets, Messrs. Hagler and Hurt will resign these positions.

            Upon the occurrence of certain events relating to Unico seeking and obtaining a new listing with Nasdaq, but no sooner than November 30, 1998 and no later than April 1, 1999, the Board of Directors of IRC, may, at their sole discretion consider a transaction involving IRC's stock, assets or business prospects. In the event such a transaction contemplates a distribution of IRC's stock or assets to


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

            holders of shares of Unico Common Stock, such distribution would be at the Record Date and as defined below.

            A. The Record Date to determine which holders of shares of Unico Common Stock shall be entitled to the distribution is the earliest applicable date of November 30, 1998 or April 1, 1999.

            B. All shareholders of record on the Record Date shall entitled to participate, pro rata, in any such distribution except those shareholders acquiring shares through and as a result of the Stock Purchase Agreement, as modified by the Novation Agreement, and holders of shares issued by Unico between June 1, 1998 and the Record Date.

            C. If it is subsequently determined by New Mexico counsel to IRC or Unico that approval of the New Unico shareholders is required to effect any such distribution, the Record Date for determining the shareholders entitled to vote shall be the Record Date. For purposes of such vote, the shareholders receiving shares pursuant to the Stock Purchase Agreement as modified by the Novation Agreement and all shares issued between June 1, 1998 and the Record Date by Unico. will be voted by proxy in favor of such distribution or at the discretion of the IRC Board of Directors.

             In order to provide orderly implementation of the transaction Hagler and Hurt have agreed to consult for Unico, as requested by new management, up to 10 hours per month, each, at the hourly rate of $60.00 and $40.00, respectively, including travel time and reasonable expenses, for a period of six months. The terms and conditions of an agreement for consulting services with Hagler and Hurt have been memorialized in a separate agreement. As additional consideration for providing these consulting services the Unico granted to Hagler a warrant to purchase 100,000 shares of Common Stock and to Hurt a warrant to purchase 50,000 shares of Common Stock both of these at $1.40 per share. The Warrant, executed at the closing of the transaction provided for "Piggy Back" registration right and anti-dilution provisions in the event of a stock split, acquisition, merger, or other change of control.

             Unico issued 547,619 shares of restricted Common Stock to Azemuth, Inc.,a company controlled by Mr. Ike Suri and an affiliate of SGI, as compensation for consulting services performed in connection with the transaction. At closing, all current members of Unico's management and Board of Directors resigned, with certain exceptions as set forth below.


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

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) Financial Statements of Business Acquired - Financial statements of Starlicon required to be filed with this Form 8-K are not presently available and will be filed as an amendment to the Form 8-K as they become available, but not later than 60 days from the due date for the filing of this report.

      (b) Pro Forma Financial Information - The pro forma financial information will be filed as an amendment to this Form 8-K as soon as it becomes available but not later than 60 days from the due date for the filing of this report.

      (c) Exhibits - Exhibits filed in conjunction with this report in accordance with Item 601 Regulation S-K are as follows:

            2.1   Stock Purchase Agreement dated as of November 30, 1997

            2.2   Novation Agreement dated June 26, 1998

            4.1   Instrument Defining Rights of holders of Series A Preferred
                  Stock

            4.2   Warrant issued to William N. Hagler

            4.3   Warrant issued to Rick L. Hurt

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            UNICO, INC. (Registrant)


Date: July 10, 1998

By: /s/ JOHN HWANG
    ----------------------------------
    John Hwang

                                   UNICO, INC.

                                    FORM 8-K

                                INDEX TO EXHIBITS

Exhibit     Description
-------     -----------
2.1         Stock Purchase Agreement dated as of November 30, 1997

2.2         Novation Agreement dated June 26, 1998

4.1         Instrument Defining Rights of holders of Series A Preferred Stock

4.2         Warrant issued to William N. Hagler

4.3         Warrant issued to Rick L. Hurt